UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 4, 2007

PATHMARK STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05287	22-2879612
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

200 Milik Street

Carteret, New Jersey 07008

(Address and zip code of principal executive offices)

(732) 499-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR  240.14d–2(b))

☐    Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 4, 2007, Pathmark Stores, Inc., a Delaware corporation (“Pathmark”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation (“A&P”), and Sand Merger Corp., a Delaware corporation and wholly owned subsidiary of A&P (“Merger Sub”). Pursuant to the Merger Agreement, A&P will acquire Pathmark and its subsidiaries through the merger of Merger Sub with and into Pathmark (the “Merger”), and Pathmark will continue as the surviving entity. The Merger, the Merger Agreement and the transactions contemplated thereby have been unanimously approved by the Board of Directors of Pathmark.

At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Pathmark’s common stock, par value $0.01 per share (“Pathmark Common Stock”), will be automatically converted into the right to receive, without interest, $9.00 in cash, and 0.12963 validly issued, fully paid and nonassessable shares of A&P common stock, par value $1.00 per share (“A&P Common Stock”). No fractional shares of A&P Common Stock will be issued in connection with the Merger, and holders of Common Stock will be entitled to receive cash in lieu thereof.

Prior to the Effective Time, all outstanding options to purchase Pathmark Common Stock granted pursuant to a Pathmark stock plan (“Pathmark Options”) will become vested and become exercisable. At the Effective Time, each in-the-money Pathmark Option granted on or after June 9, 2005 (a “Post-Amendment Option”) will be cancelled in exchange for the right to receive an amount in cash equal to the excess of the closing price of Pathmark Common Stock on the day before the closing (the “Pathmark Closing Price”) over the per share exercise price of such Post-Amendment Option (net of applicable withholding taxes). Out-of-the money Post-Amendment Options will be cancelled without consideration.

Pathmark has agreed to use commercially reasonable efforts to obtain the consent of the holders of each Pathmark Option granted prior to June 9, 2005 (a “Pre-Amendment Option”) to the treatment set forth above with respect to the Post-Amendment Options. To the extent that such consent is not obtained, at the Effective Time the Pre-Amendment Options will be converted into stock options to acquire A&P Common Stock, based on an exchange ratio equal to the Pathmark Closing Price divided by $27.00.

At the Effective Time each outstanding share of restricted Pathmark Common Stock and each outstanding restricted stock unit relating to Pathmark Common Stock will become vested and automatically convert into a right to receive a single lump sum cash payment based upon the Pathmark Closing Price.

With respect to warrants to purchase Pathmark Common Stock (the “Yucaipa Warrants”) owned by certain investment funds associated with The Yucaipa Companies LLC (collectively, “Yucaipa”), the Yucaipa Warrants will be exchanged at the Effective Time for new warrants to acquire A&P Common Stock (“A&P Warrants”) pursuant to the terms and conditions set forth in an Amended and Restated Warrant Agreement (the “Yucaipa Warrant Agreement”) entered into between A&P and Yucaipa concurrently with the Merger Agreement.

A&P and Yucaipa have also entered into a Stockholder Agreement (the “Yucaipa Stockholders Agreement”) concurrently with the Merger Agreement with respect to the shares of A&P Common Stock and the A&P Warrants that Yucaipa will acquire at the Effective Time. The Yucaipa Warrant Agreement and the Yucaipa Stockholders Agreement will become effective as of the Effective Time, and, in the event that the Merger is not consummated, both the Yucaipa Warrant Agreement and the Yucaipa Stockholders Agreement will terminate in accordance with its terms.

All outstanding warrants to purchase Pathmark Common Stock, other than the Yucaipa Warrants, will be assumed by A&P at the Effective Time and converted into the right to acquire, upon exercise, the merger consideration.

Pursuant to financing commitment letters previously delivered to Pathmark, Bank of America and Lehman Brothers have committed to provide A&P with financing for the transactions contemplated by the Merger Agreement. A&P has agreed to use best efforts to obtain this financing and to obtain net cash proceeds of $190 million by June 2, 2007 through the disposition of up to 7.1 million shares of the common stock of Metro Inc., a Quebec corporation, owned by A&P and its affiliates, and, if needed, the sale of A&P capital stock. The net proceeds will be used to fund a portion of the cash consideration to be paid to Pathmark’s stockholders in connection with the Merger.

The Merger is subject to customary closing conditions, including, among others, (i) the approval of the Merger by Pathmark’s stockholders; (ii) the approval of both the issuance of A&P Common Stock in connection with the Merger and the amendment of certain preemptive rights provisions contained in A&P’s charter by A&P’s stockholders; and (iii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The availability of A&P’s financing is not a condition to the closing of the Merger.

In connection with the execution of the Merger Agreement, Pathmark entered into a Stockholder Voting Agreement (the “Tengelmann Voting Agreement”) with Tengelmann Warenhandelsgesellschaft KG (“Tengelmann”). As of February 26, 2007, Tengelmann beneficially owned 21,995,371 shares of A&P Common Stock, representing approximately 52.9% of the outstanding A&P Common Stock. Pursuant to the Tengelmann Voting Agreement, Tengelmann has agreed, among other things, to vote such shares in favor of the issuance of A&P Common Stock in connection with the Merger and the amendment of certain preemptive rights provisions in A&P’s charter, and, subject to certain exceptions, not to dispose of any such shares prior to consummation of the Merger. The Tengelmann Voting Agreement will terminate if the Merger Agreement is terminated.

In connection with the execution of the Merger Agreement, Yucaipa also entered into a Stockholder Voting Agreement (the “Yucaipa Voting Agreement”) with A&P. As of February 26, 2007, Yucaipa beneficially owns 20,000,100 shares of Pathmark Common Stock (excluding shares of Pathmark Common Stock issuable upon the exercise of the Yucaipa Warrants), representing approximately 38.29% of the outstanding Pathmark Common Stock. Pursuant to the Yucaipa Voting Agreement, Yucaipa has agreed, among other things, to vote shares of Pathmark Common Stock, representing up to 33% of the outstanding Pathmark Common Stock, in favor of the Merger Agreement, the Merger and the other transactions contemplated thereby, and, subject to certain exceptions, not to dispose of any of its shares prior to consummation of the Merger. The Yucaipa Voting Agreement will terminate if the Merger Agreement is terminated.

The foregoing descriptions of the Merger Agreement, the Tengelmann Voting Agreement, the Yucaipa Warrant Agreement, the Yucaipa Stockholders Agreement, and the Yucaipa Voting Agreement, which are attached hereto as Exhibits 2.1, 10.1, 99.1, 99.2, and 99.3, respectively, are qualified in their entirety by reference to the text thereof and are incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2007, in connection with the execution of the Merger Agreement, Pathmark entered into transaction bonus agreements with certain officers of Pathmark, including Robert J. Joyce. Pursuant to the agreement entered into between Mr. Joyce and Pathmark (the “Joyce Transaction Bonus Agreement”), Mr. Joyce will receive a bonus payment of $50,000 in the event (i) Mr. Joyce has remained continuously employed with Pathmark through the closing of the Merger, (ii) Mr. Joyce has terminated his employment before the closing of the Merger for “good reason” as defined in his employment agreement, or (iii) Pathmark has terminated Mr. Joyce’s employment before the closing of the Merger for any reason that does not constitute “cause” as defined in his employment agreement.

The foregoing description of the Joyce Transaction Bonus Agreement is qualified in its entirety by reference to the text of the Joyce Transaction Bonus Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On March 5, 2007, Pathmark and A&P issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.4.

Cautionary Statements

The Merger Agreement has been included to provide investors with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

The Merger Agreement contains representations and warranties made by the parties to each other regarding certain matters. The assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties. Moreover, certain representations and warranties may not be complete or accurate as of a particular date because they are subject to a contractual standard of materiality that is different from those generally applicable to shareholders and/or were used for the purpose of allocating risk among the parties rather than establishing certain matters as facts. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Additional Information About the Merger and Where to Find It

In connection with the proposed Merger, Pathmark and A&P intend to file relevant materials with the Securities and Exchange Commission (“SEC”), including a joint proxy statement/prospectus.  INVESTORS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PATHMARK, A&P AND THE MERGER.  The joint proxy statement/prospectus and other relevant materials (when they become available) and any other documents filed by Pathmark or A&P with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov.  In addition, investors may obtain free copies of the documents filed with the SEC (i) by contacting Pathmark’s Investor Relations at (732) 499-3000, at 200 Milik Street, Carteret, New Jersey 07008, or by accessing Pathmark’s investor relations website; or (ii) by contacting A&P’s Investor Relations at (201) 571-4537, at Box 418, 2 Paragon Drive, Montvale, NJ 07645, or by accessing A&P’s investor relations website.  Investors are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the Merger.

Pathmark, A&P and their respective executive officers and directors may be deemed to be participating in the solicitation of proxies in connection with the Merger.  Information about the executive officers and directors of Pathmark and the number of shares of Pathmark’s common stock beneficially owned by such persons is set forth in the proxy statement for Pathmark’s 2006 Annual Meeting of Stockholders which was filed with the SEC on May 8, 2006.  Information about the executive officers and directors of A&P and the number of shares of A&P’s common stock beneficially owned by such persons is set forth in the proxy statement for A&P’s 2006 Annual Meeting of Stockholders which was filed with the SEC on May 25, 2006. Investors may obtain additional information regarding the direct and indirect interests of Pathmark, A&P and their respective executive officers and directors in the Merger by reading the joint proxy statement/prospectus regarding the Merger when it becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
	2.1	Agreement and Plan of Merger among Pathmark Stores, Inc., The Great Atlantic & Pacific Tea Company, Inc. and Sand Merger Corp., dated March 4, 2007.
	10.1	Stockholder Voting Agreement between Pathmark Stores, Inc. and Tengelmann Warenhandelsgesellschaft KG, dated March 4, 2007.
	10.2	Letter Agreement re: Transaction Bonus, between Pathmark Stores, Inc. and Robert J. Joyce, dated March 4, 2007.
99.1

Amended and Restated Warrant Agreement among The Great Atlantic & Pacific Tea Company, Inc., Yucaipa Corporate Initiatives Fund I, LP, Yucaipa American Alliance Fund I, LP and Yucaipa American Alliance (Parallel) Fund I, LP, dated March 4, 2007.

99.2

Stockholder Agreement among The Great Atlantic & Pacific Tea Company, Inc., Yucaipa Corporate Initiatives Fund I, LP, Yucaipa American Alliance Fund I, LP and Yucaipa American Alliance (Parallel) Fund I, LP, dated March 4, 2007.

99.3

Stockholder Voting Agreement among The Great Atlantic & Pacific Tea Company, Inc., Yucaipa Corporate Initiatives Fund I, LP, Yucaipa American Alliance Fund I, LP and Yucaipa American Alliance (Parallel) Fund I, LP, dated March 4, 2007.

	99.4	Joint press release, dated March 5, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATHMARK STORES, INC.

Dated: March 5, 2007	By:	/s/ John T. Standley
	Name:	John T. Standley
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibits
2.1	Agreement and Plan of Merger among Pathmark Stores, Inc., The Great Atlantic & Pacific Tea Company, Inc. and Sand Merger Corp., dated March 4, 2007.
10.1	Stockholder Voting Agreement between Pathmark Stores, Inc. and Tengelmann Warenhandelsgesellschaft KG, dated March 4, 2007.
10.2	Letter Agreement re: Transaction Bonus, between Pathmark Stores, Inc. and Robert J. Joyce, dated March 4, 2007.
99.1

Amended and Restated Warrant Agreement among The Great Atlantic & Pacific Tea Company, Inc., Yucaipa Corporate Initiatives Fund I, LP, Yucaipa American Alliance Fund I, LP and Yucaipa American Alliance (Parallel) Fund I, LP, dated March 4, 2007.

99.2

Stockholder Agreement among The Great Atlantic & Pacific Tea Company, Inc., Yucaipa Corporate Initiatives Fund I, LP, Yucaipa American Alliance Fund I, LP and Yucaipa American Alliance (Parallel) Fund I, LP, dated March 4, 2007.

99.3

Stockholder Voting Agreement among The Great Atlantic & Pacific Tea Company, Inc., Yucaipa Corporate Initiatives Fund I, LP, Yucaipa American Alliance Fund I, LP and Yucaipa American Alliance (Parallel) Fund I, LP, dated March 4, 2007.

99.4	Joint press release, dated March 5, 2007.